UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 28, 2006 (August 23, 2006)

Realogy Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32852	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Campus Drive
Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)
(973) 407-2000
(Registrant’s telephone number, including area code)
None
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 23, 2006, the Compensation Committee of the Board of Directors of Realogy Corporation (the “Company”) authorized the Company to make a special cash bonus payment in the amount of $500,000 to Mr. Anthony E. Hull, Executive Vice President, Chief Financial Officer and Treasurer of the Corporation (the “Special Bonus”). The Special Bonus was previously contemplated by Cendant Corporation’s senior management and Compensation Committee pursuant to a program (the “Retention Program”) to incentivize and reward certain officers and key employees of each of the separated companies who were expected to provide transitional services to one or more of Cendant’s separated new companies and/or for additional duties in connection with implementing the separation transactions. All of the payments to the Company’s employees, including certain of its officers, that participated in such program were made by the Company on August 25, 2006. The Company’s “named executive officers” did not participate in the Retention Program.
Item 8.01 Other Events.
     On August 28, 2006, the Company issued a press release announcing the commencement of a modified “Dutch Auction” tender offer for up to 32,000,000 shares of its common stock (par value $0.01 per share) at a price not greater than $23.00 nor less than $20.00 per share. The offer to purchase shares will expire at 5:00 p.m., New York City time, on September 26, 2006, unless the offer is extended. A copy of the Company’s August 28, 2006 press release is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release of Realogy Corporation dated August 28, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY CORPORATION

	By:	/s/ C. Patteson Cardwell, IV

C. Patteson Cardwell, IV Executive Vice President, General Counsel and Secretary
Date: August 28, 2006

REALOGY CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated August 28, 2006
EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of Realogy Corporation dated August 28, 2006